Exhibit 99.1

PRESS RELEASE

May 19, 2009

CRESCENT BANKING COMPANY

P.O. Box 2020, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, Fax (678) 454-2282

CRESCENT BANKING COMPANY

ANNOUNCES NEW DATE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) announced today that its 2009 annual meeting of shareholders (the “Annual Meeting”) will be held on Thursday, June 18, 2009 at 1:00 pm local time, rather than Thursday, June 11, 2009, as previously disclosed. The record date for the Annual Meeting will remain April 27, 2009. The Annual Meeting will be held at the corporate offices of Crescent Banking Company, located at 7 Caring Way, Jasper, Georgia.

In connection with the Annual Meeting, the Company filed amendment no. 1 to its definitive proxy statement (as amended, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 18, 2009. The Proxy Statement is being mailed to the shareholders of the Company on or about May 20, 2009. Pursuant to the Proxy Statement, the Company’s Board of Directors will be soliciting proxies from the Company’s shareholders. Shareholders are advised to read the Proxy Statement because it will contain important information. Information regarding the interests of the participants in the solicitation of proxies will be described in the Proxy Statement. You can obtain copies of the Proxy Statement free of charge by directing a request to Okapi Partners, LLC, 780 Third Avenue, 30th Floor, New York, New York 10017, telephone (877) 869-0171. You can also obtain free copies of the Proxy Statement by accessing the SEC’s web site at http://www.sec.gov.

About Crescent Banking Company

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $1.1 billion and consolidated shareholders’ equity of approximately $31.9 million, representing a book value of $5.96 per share, as of March 31, 2009. The Company has 11 full service offices, a loan production office and a corporate office, located in five counties in North Georgia. The Company had approximately 5.4 million shares of common stock outstanding at March 31, 2009. The Company’s common stock is quoted on the Nasdaq Capital Market under the symbol “CSNT”.